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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Cousins Properties Incorporated
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Georgia                                   58-0869052
--------------------------------          --------------------------------------
  (State of incorporation or                 (IRS Employer Identification No.)
         organization)


          2500 Windy Ridge Parkway
              Atlanta, Georgia                         30339-5683

  (Address of principal executive offices)             (Zip Code)


If this form relates to the registration        If this form relates to the registration
of a class of securities pursuant to            of a class of securities pursuant to
Section 12(b) of the Exchange Act and is        Section 12(g) of the Exchange Act and is
effective pursuant to General                   effective pursuant to General
Instruction A.(c), please check the             Instruction A.(d), please check the
following box. |X|                              following box. |_|


Securities Act registration file number
to which this form relates:                             333-106401
                                                        ----------
                                                      (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each Class to be so registered         Name of each exchange on which
                                                    each class is to be registered
-----------------------------------------------     ------------------------------
7 3/4% Series A Cumulative Redeemable Preferred          New York Stock Exchange
     Stock, par value $1.00 per share

Securities to be registered pursuant to Section 12(g) of the Act:


                  --------------------------------------------

                                (Title of Class)



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Item 1.           Description of Registrant's Securities to be Registered.

                  A description of the 7 3/4% Series A Cumulative Redeemable Preferred Stock of Cousins Properties Incorporated (the "Registrant"), par value $1.00 per share (the "Series A Preferred Stock"), is set forth under the caption "Description of Series A Preferred Stock" in the Registrant's prospectus supplement dated July 17, 2003, as filed by the Registrant with the Securities and Exchange Commission (the "SEC") on July 21, 2003 pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, which supplements the prospectus contained in the Registrant's Registration Statement on Form S-3, as amended (File No. 333-106401), which was declared effective on July 10, 2003, which descriptions are incorporated herein by reference.


Item 2.           Exhibits.

         The following exhibits are being filed with or incorporated by reference into this Registration Statement on Form 8-A and are being filed with the New York Stock Exchange along with this Registration Statement on Form 8-A.

         3.1(a)(1) --      Restated and Amended Articles of Incorporation of
                           Registrant, as amended August 9, 1999, filed as
                           Exhibit 3.1 in the Registrant's Quarterly Report on
                           Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

         3(b) -- By-laws of Registrant, as amended April 29, 1993, filed as Exhibit 3.2 in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

         4.1 -- Dividend Reinvestment Plan as restated as of March 27, 1995, filed in the Registrant's Registration Statement on Form S-3 dated March 27, 1995, and incorporated herein by reference.

         4.2 -- Amendment to Restated and Amended Articles of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on July 23, 2003, and incorporated herein by reference.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               COUSINS PROPERTIES INCORPORATED



Date: July 23, 2003            By: /s/ James A. Fleming
                                  -----------------------------------------
                                  James A. Fleming
                                  Senior Vice President, General Counsel and
                                  Secretary


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